Exhibit 10.3
TWELFTH AMENDMENT TO LEASE
THIS TWELFTH AMENDMENT TO LEASE (this “Twelfth Amendment”) is entered into as of this _31_ day of May, 2013 (the “Execution Date”), by and between BMR-LANDMARK AT EASTVIEW LLC, a Delaware limited liability company (“Landlord”), and REGENERON PHARMACEUTICALS, INC., a New York corporation (“Tenant”).
RECITALS
A.WHEREAS, Landlord and Tenant entered into that certain Lease dated as of December 21, 2006, as amended by that certain First Amendment to Lease dated as of October 24, 2007, that certain Second Amendment to Lease dated as of September 30, 2008, that certain Third Amendment to Lease dated as of April 29, 2009, that certain Fourth Amendment to Lease dated as of December 3, 2009, that certain Fifth Amendment to Lease dated as of February 11, 2010, that certain Sixth Amendment to Lease dated as of June 4, 2010, that certain Seventh Amendment to Lease dated as of December 22, 2010, that certain Eighth Amendment to Lease dated as of August 1, 2011, that certain Ninth Amendment to Lease dated as of September 30, 2011, that certain Tenth Amendment to Lease dated as of October 25, 2012 and that certain Eleventh Amendment to Lease dated as of April 3, 2013 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 735, 745, 755, 765 and 777 Old Saw Mill River Road in Tarrytown, New York (collectively, the “Buildings” and each, a “Building”);
B.WHEREAS, Tenant desires to lease approximately two thousand eight hundred thirty-three (2,833) square feet of additional Rentable Area located on the G-Level of the Building located at 765 Old Saw Mill River Road in Tarrytown, New York, as depicted on Exhibit A attached hereto (the “High Bay Premises”); and
C.WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.Definitions. For purposes of this Twelfth Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Twelfth Amendment, is referred to herein as the “Amended Lease.”
2.Additional Premises.
2.1.    Subject to Tenant’s termination option set forth in Section 3 hereof, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the High Bay Premises as of the date (the “High Bay Premises Commencement Date”) that Landlord tenders possession of the High Bay Premises to Tenant in accordance with the terms of Section 5. From and after the High Bay Premises Commencement Date, the term “Premises” shall include the High Bay Premises. The Term with respect to the High Bay Premises shall expire on the Expiration Premises Term Expiration Date, subject to (a) Tenant’s option to extend the Term of the Lease as provided in Article 44 of the Lease and (b) Tenant’s termination option set forth in Section 3 below. Tenant shall execute and deliver to Landlord written acknowledgment of the actual High Bay Premises Commencement Date within ten (10) days after Tenant takes occupancy of the High Bay Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the High Bay Premises Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental

BMR form dated 9/5/12

licensing of the High Bay Premises required for the Permitted Use by Tenant shall not serve to extend the High Bay Premises Commencement Date.
2.2.    Landlord shall use commercially reasonable efforts to tender possession of the High Bay Premises to Tenant on or before September 30, 2013. Tenant agrees that in the event Landlord does not tender possession of the High Bay Premises to Tenant on or before September 30, 2013 for any reason, then this Twelfth Amendment shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding anything in the Amended Lease to the contrary, Landlord’s obligation to timely tender possession of the High Bay Premises to Tenant shall be subject to extension on a day-for-day basis as a result of Force Majeure. In the event Landlord has not tendered possession of the High Bay Premises to Tenant by September 30, 2013 (subject to extension on a day-for-day basis as a result of Force Majeure, the “High Bay Outside Date”), Tenant may provide written notice to Landlord (no later than fifteen (15) days after the High Bay Outside Date) of its intent to terminate the Amended Lease with respect to the High Bay Premises only. Upon Landlord’s receipt of such notice, Landlord shall have fifteen (15) days (the “High Bay Cure Period”) to tender possession of the High Bay Premises to Tenant. If, prior to the expiration of the High Bay Cure Period, Landlord has tendered possession of the High Bay Premises to Tenant, then such termination notice shall be null and void and of no further force or effect and the Amended Lease with respect to the High Bay Premises shall continue in full force and effect. If, prior to the expiration of the High Bay Cure Period, Landlord has not tendered possession of the High Bay Premises to Tenant, then the Amended Lease with respect to the High Bay Premises only shall terminate upon the expiration of the High Bay Cure Period, except for those provisions that expressly survive the expiration or earlier termination thereof.
3.Termination Option. Tenant shall be entitled to terminate the Amended Lease with respect to the High Bay Premises at any time after June 30, 2015; provided that, Tenant (a) provides Landlord with no less than twelve (12) months’ prior written notice and (b) pays (on or before the effective date of such termination) to Landlord a termination fee equal to the unamortized (as of the effective date of such termination) amounts (calculated by amortizing the same at zero percent (0%) per annum commencing on the High Bay Premises Commencement Date, and continuing thereafter for the period of time equal to the remainder of the Term) of any brokers’ commission payable in connection with this Twelfth Amendment. If Tenant timely exercises its option to terminate the Amended Lease with respect to the High Bay Premises, then Tenant shall surrender the High Bay Premises to Landlord on the applicable surrender date in the condition required by the Amended Lease for surrendering Premises upon the expiration or earlier termination thereof and the Amended Lease (with respect to the High Bay Premises only) shall terminate and be of no further force or effect as of the termination date, except for those provisions that expressly survive the expiration or earlier termination thereof.
4.Lease Extension Options. From and after the Execution Date, the first paragraph of Article 44 of the Lease is hereby deleted and replaced with the following:
44.    Option to Extend Term. Tenant shall have three (3) options (each, an “Option”) to extend the Term of this Lease (and, in each case, the Expiration Premises Term Expiration Date and/or the Extension Premises Term Expiration Date, as applicable), with respect to the applicable portion of the Premises extended by an Option, by five (5) years, in each case on the same terms and conditions as this Lease, except as provided below. If Tenant desires to exercise any Option, Tenant must do so by giving Landlord written notice of such exercise at least one (1) year before the Term would otherwise expire. Tenant may exercise its Option to extend the Term only as to any one or more of the following: (a) the entire Retained Premises plus the Corridor Space and the 765 Expansion Premises III, (b) the entire New Whole Building Premises, (c) the entire New Multiple Tenant Building Premises, (d) the Modified Additional Premises, (e) the Swap Premises, 765 Elevator Lobby Premises, the 765 2nd Floor Elevator Lobby Premises and the 765 2nd Floor Corridor Premises, (f) each full floor of the 755 Premises, (g) the 765 Expansion Premises, (h) the 765 Expansion Premises II, (i) C-Level Storage Spaces, (j) the 777 License Area Premises and the 777 S-Level Corridor Premises, (k) the 01 Premises and the Additional 01 Premises, (l) the 777-02 Premises, (m)

the 765 Mezz Premises and (n) from and after the High Bay Premises Commencement Date, the High Bay Premises. If Tenant fails to exercise an Option with respect to less than all of the Premises and the time to do so has lapsed (or if a Retained Premises Early Termination, a termination pursuant to a Swap Premises Termination Option, or any other termination of a portion of the Premises pursuant to the Amended Lease has occurred), then Tenant shall no longer have an Option with respect to those portions of the Premises (y) for which it failed to exercise an Option, although Tenant’s Options for the remaining Premises shall remain in full force and effect or (z) that have terminated.
5.Condition of High Bay Premises. Tenant acknowledges that, except as expressly set forth herein, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the High Bay Premises with respect to the suitability of the same for the conduct of Tenant’s business. Subject to the immediately following sentence, Tenant acknowledges that (a) it is generally familiar with the condition of the High Bay Premises and, notwithstanding anything contained in the Amended Lease to the contrary, agrees to take the same in its condition “as is” as of the High Bay Premises Commencement Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the High Bay Premises for Tenant’s occupancy or to pay for any improvements to the High Bay Premises. Notwithstanding the immediately preceding sentence, Landlord shall (y) deliver the High Bay Premises to Tenant in the same or substantially similar condition as it was on the Execution Date, except that upon delivery, the High Bay Premises shall be in broom clean condition and (z) prior to delivery of the High Bay Premises, cure any breach of its representations set forth in this Section. Tenant’s taking possession of the High Bay Premises, except as otherwise agreed to in writing by Landlord and Tenant, shall conclusively establish that the High Bay Premises were at such time in good, sanitary and satisfactory condition and repair. Notwithstanding the foregoing, Landlord represents and warrants to Tenant that, as of the Execution Date, to the best of Landlord’s actual knowledge (without any duty of investigation), the High Bay Premises does not contain any asbestos or asbestos containing materials.
6.Rent. Commencing on the High Bay Premises Commencement Date and continuing through the Expiration Premises Term Expiration Date (as may be extended in accordance with the Amended Lease), but subject to Section 3 hereof, Tenant shall pay to Landlord Basic Annual Rent for the High Bay Premises at an initial rate equal to Five and 00/100 Dollars ($5.00) per square foot of Rentable Area of the High Bay Premises per year in accordance with the terms for payment of Basic Annual Rent set forth in the Lease. Basic Annual Rent for the High Bay Premises shall increase annually every July 1st by two and one-half percent (2.5%) of the then-current applicable Basic Annual Rent for the High Bay Premises, with the first such increase occurring as of July 1, 2014. In addition to Basic Annual Rent, commencing on the High Bay Premises Commencement Date, Tenant shall pay to Landlord as Additional Rent, at times specified in the Amended Lease, Tenant’s Pro Rata Share of Operating Expenses with respect to the High Bay Premises. For the avoidance of doubt, HVAC for the High Bay Premises shall be calculated in the same manner as provided in the Amended Lease with respect to the Retained Premises, and the High Bay Premises shall be treated as Retained Premises for the purposes of allocation of the CAM Pool Charges in accordance with Exhibit O of the Amended Lease (as of the High Bay Premises Commencement Date).
7.Tenant’s Pro Rata Shares. From and after the High Bay Premises Commencement Date, Tenant’s Pro Rata Shares of the 765 Building, the Existing Project and the Entire Project shall be incrementally increased by the amounts set forth in Exhibit B attached hereto. As of the High Bay Premises Commencement Date, the defined terms in Section 2.2 of the Lease shall be automatically amended to reflect the adjustments set forth in this Section. Rentable Area and Tenant’s Pro Rata Shares are all subject to adjustment under the Amended Lease, including pursuant to Section 9.2 of the Lease.
8.Parking. The parties acknowledge that, in accordance with the Amended Lease, Tenant shall be entitled to its pro rata share of unreserved parking spaces with respect to each portion of the Premises leased to Tenant.
9.Certificate of Occupancy. To the extent a certificate of occupancy is required by Applicable Laws, Tenant shall deliver (or cause to be delivered) to Landlord a certificate of occupancy for the High Bay Premises suitable for the Permitted Use.

10.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Twelfth Amendment, other than Studley, Inc. (“Broker”), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is entitled to a leasing commission in connection with the making of this Twelfth Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.
11.No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
12.Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Amended Lease should be sent to:
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attn: General Counsel;

with a copy to:

Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
Attn: Vice President of Facilities.
13.Effect of Twelfth Amendment. Except as modified by this Twelfth Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Twelfth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Twelfth Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Twelfth Amendment.
14.Miscellaneous. This Twelfth Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Twelfth Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
15.Counterparts. This Twelfth Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.
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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Twelfth Amendment.
LANDLORD:
BMR-LANDMARK AT EASTVIEW LLC,
a Delaware limited liability company

By:	/s/ Kevin Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Legal

TENANT:
REGENERON PHARMACEUTICALS, INC.,
a New York corporation

By:	/s/ Murray Goldberg
Name:	Murray A. Goldberg
Title:	Senior Vice President, Finance & Administration and Chief Financial Officer

EXHIBIT A
HIGH BAY PREMISES
[IMAGE]

EXHIBIT B
TENANT’S PRO RATA SHARES

Definition or Provision	Means the Following:	Square Feet of Rentable Area	Tenant’s Pro Rata Share of the 765 Building	Tenant’s Pro Rata Share of Existing Project	Tenant’s Pro Rata Share of the Entire Project
Portion of added “Premises” and corresponding Rentable Area	High Bay Premises	2,833	1.36%	0.34%	0.24%

EXHIBIT C
ACKNOWLEDGEMENT OF HIGH BAY PREMISES COMMENCEMENT DATE

THIS ACKNOWLEDGEMENT OF HIGH BAY PREMISES COMMENCEMENT DATE is entered into as of ______________, 201__, with reference to that certain Lease dated as of December 21, 2006 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of October 24, 2007 (the “First Amendment”), that certain Second Amendment to Lease dated as of September 30, 2008 (the “Second Amendment”), that certain Third Amendment to Lease dated as of April 29, 2009 (the “Third Amendment”), that certain Fourth Amendment to Lease dated as of December 3, 2009 (the “Fourth Amendment”), that certain Fifth Amendment to Lease dated as of February 11, 2010 (the “Fifth Amendment”), that certain Sixth Amendment to Lease dated as of June 4, 2010 (the “Sixth Amendment”), that certain Seventh Amendment to Lease dated as of December 22, 2010 (the “Seventh Amendment”), that certain Eighth Amendment to Lease dated as of August 1, 2011 (the “Eighth Amendment”), that certain Ninth Amendment to Lease dated as of September 30, 2011 (the “Ninth Amendment”), that certain Tenth Amendment to Lease dated as of October 25, 2012 (the “Tenth Amendment”), that certain Eleventh Amendment to Lease dated as of April 3, 2013 (the “Eleventh Amendment”) and that certain Twelfth Amendment to Lease dated as of [________], 2013 (the “Twelfth Amendment” and, collectively with the Original Lease and the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment, Ninth Amendment, Tenth Amendment and Eleventh Amendment and as the same may have been further amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended Lease”), by REGENERON PHARMACEUTICALS, INC., a New York corporation (“Tenant”), in favor of BMR-LANDMARK AT EASTVIEW LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Amended Lease.

Tenant hereby confirms the following:
1.Tenant accepted possession of the High Bay Premises on [_______], 20[__].
2.The High Bay Premises are in good order, condition and repair.
3.The High Bay Premises were delivered to Tenant in the same or substantially similar condition as it existed on the Execution Date of the Twelfth Amendment, subject to the terms of Section 5 of the Twelfth Amendment.
4.All conditions of the Amended Lease with respect to the High Bay Premises to be performed by Landlord as a condition to the full effectiveness of the Amended Lease have been satisfied.
5.In accordance with the provisions of Section 2 of the Twelfth Amendment, the High Bay Premises Commencement Date is [_______], 20[__].
6.Tenant commenced occupancy of the High Bay Premises for the Permitted Use on [_______], 20[__].
7.The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Amended Lease with respect to the High Bay Premises commenced to accrue on [_______], 20[__], with Basic Annual Rent for the High Bay Premises payable on the dates and in amounts set forth in the Twelfth Amendment.
8.The Amended Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises[, except [_______]].
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C-1

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

REGENERON PHARMACEUTICALS, INC.
a New York Corporation
By:     ________________________________
Name:    ________________________________
Title:    ________________________________

NYI-4508775v12